Exhibit 10/9

THIRD VARIATION TO THE FINANCIAL PRODUCTS LICENSE AGREEMENT
This Amendment is entered into as of June 19th, 2025 by and between CF Benchmarks Ltd (“Licensor”) and Franklin Templeton Companies LLC (“Licensee”). Licensor and Licensee are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”
WITNESSETH:
WHEREAS, Licensee wishes to license additional indices from Licensor for use in connection with certain financial products; and
WHEREAS, the Parties wish to replace the existing SCHEDULE 1 and SCHEDULE 2 contained within the Financial Product License Agreement dated October 10th, 2023 that was subsequently amended by a Variation Agreement dated April 1st, 2024 which was then subsequently amended by a Variation Agreement dates October 14th, 2024.

SCHEDULE 1 – ASSET PAIS & BENCHMARKS
Both Parties further agree to amend and replace the existing SCHEDULE 1 in its entirety that was entered into on October 10th, 2023 that was subsequently amended by a Variation Agreement on April 1st, 2024, and amended again by Variation Agreement on October 14th, 2024, with the below SCHEDULE 1:

Asset Pair or Portfolio	License Grant Date	Indices
Bitcoin - US Dollar	January 11th 2024	CME CF Bitcoin Real Time Index (BRTI)
CME CF Bitcoin Reference Rate (BRR)
CME CF Bitcoin Reference Rate - New York Variant (BRRNY)
CME CF Bitcoin Reference Rate – APAC Variant (BRRAP)
Ether -US Dollar	July 22nd 2024	CME CF Ether - Dollar Real Time Index (ETHUSD_RTI)
CME CF Ether - Dollar Reference Rate (ETHUSD_RR)
CME CF Ether - Dollar Reference Rate - New York Variant (ETHUSD_NY)
CME CF Ether – Dollar Reference Rate – APAC Variant (ETHUSD_AP)
Ether (Staked Return) -US Dollar	[TO BE CONFIRMED]	CF Ether Staked Return Index (ETHUSD_SRI)
CF Ether Staked Return Index Compounded (ETHUSD_SRIC)
CF Ether Stake Return Blends – 90/10
CF Ether Stake Return Blends – 80/20
CF Ether Stake Return Blends – 70/30
CF Ether Stake Return Blends – 60/40
CF Ether Stake Return Blends – 50/50
CF Ether Stake Return Blends – 40/60
CF Ether Stake Return Blends – 30/70
CF Ether Stake Return Blends – 20/80
CF Ether Stake Return Blends – 10/90
Institutional Digital Assets (US)	October 11th 2024	CF Institutional Digital Assets Index - US Settlement Price
CF Institutional Digital Assets Index - Real Time

Solana - US Dollar	The date at which Product no. 4 listed in Schedule 2 is listed for trading on a National Stock Exchange	CME CF Solana - Dollar Reference Rate - New York Variant (SOLUSD_NY)
CME CF Solana - Dollar Reference Rate (SOLUSD_RR)
CME CF Solana - Dollar Reference Rate - APAC Variant (SOLUSD_AP)
CME CF Solana - Dollar Real Time Index (SOLUSD_RTI)
XRP - US Dollar	The date at which Product no. 5 listed in Schedule 2 is listed for trading on a National Stock Exchange	CME CF XRP - Dollar Reference Rate (XRPUSD_RR)
CME CF XRP - Dollar Reference Rate - New York Variant (XRPUSD_NY)
CME CF XRP - Dollar Reference Rate - APAC Variant
CME CF XRP - Dollar Real Time Index

Both Parties further agree to amend and replace the existing SCHEDULE 2 in its entirety that was entered into on October 10th, 2023 and subsequently amended by Variation Agreement on April 1st, 2024, and amended again by Variation Agreement on October 14th, 2024, with the below SCHEDULE 2
SCHEDULE 2 - SPECIFIED PRODUCTS, FEES, & USES CASES

Number	PRODUCT	APPLICABLE FEES FOR ALL PRODUCTS WITHIN USE CASE SET	USE CASES
1.	The Franklin Bitcoin ETF ; an Exchange Traded Fund listed for trading on CBOE BZX and other National Stock Exchanges in the United States of America	[REDACTED]
• The calculation of Net Asset Value (“NAV”) and/or Indicative Net Asset Value (“I-NAV” or sometimes referred to as “IVV” or “IOPV”) for the Product in the course of Issuance of the Product.
• The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.
• the dissemination of the Product AuM (i.e., NAV), NAV/share and INAV that have been calculated using the Index Data.
• The preparation of financial statements and management accounts at a frequency no greater than once a day.

2.	The Franklin Ether ETF ; an Exchange Traded Fund listed for trading on CBOE BZX and other National Stock Exchanges in the United States of America	[REDACTED]
• The calculation of Net Asset Value (“NAV”) and/or Indicative Net Asset Value (“I-NAV” or sometimes referred to as “IVV” or “IOPV”) for the Product in the course of Issuance of the Product.
• The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.
• The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.
• The preparation of financial

statements and management accounts at a frequency no greater than once a day.
3.	The Franklin Solana ETF; an Exchange Traded Fund listed for trading on CBOE BZX and other National Stock Exchanges in the United States of America	[REDACTED]
• The calculation of Net Asset Value (“NAV”) and/or Indicative Net Asset Value (“I-NAV” or sometimes referred to as “IVV” or “IOPV”) for the Product in the course of Issuance of the Product.
• The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.
• The dissemination of the Product AuM (i.e., NAV), NAV/share and INAV that have been calculated using the Index Data.
• The preparation of financial statements and management accounts at a frequency no greater than once a day.

4.	The Franklin Solana ETF; an Exchange Traded Fund listed for trading on CBOE BZX and other National Stock Exchanges in the United States of America	[REDACTED]
• The calculation of Net Asset Value (“NAV”) and/or Indicative Net Asset Value (“I-NAV” or sometimes referred to as “IVV” or “IOPV”) for the Product in the course of Issuance of the Product.
• The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.
• The dissemination of the Product AuM (i.e., NAV), NAV/share and INAV that have been calculated using the Index Data.
• The preparation of financial statements and management accounts at a frequency no greater than once a day.

5.	The Franklin XRP ETF; an Exchange Traded Fund listed for trading on CBOE BZX and other National Stock Exchanges in the United States of America	[REDACTED]
• The calculation of Net Asset Value (“NAV”) and/or Indicative Net Asset Value (“I-NAV” or sometimes referred to as “IVV” or “IOPV”) for the Product in the course of Issuance of the Product.
• The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.
• The dissemination of the Product AuM (i.e., NAV), NAV/share and INAV that have been calculated using the Index Data.
• The preparation of financial statements and management accounts at a frequency

Signed by Leah Manzo for and on behalf of Franklin Templeton Companies LLC	……………… Authorised Signatory
Signed by Sui Chung for and on behalf of CF BENCHMARKS LTD	……………… Director